UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

PACIRA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5 Sylvan Way, Suite 300, Parsippany, New Jersey 07054

(Address of principal executive offices) (Zip Code)

(973) 254-3560

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Deferred Compensation Plan

On June 5, 2020, the Board of Directors of Pacira BioSciences, Inc. (the “Company”) approved the adoption of the Pacira BioSciences, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), effective May 25, 2020. The Company intends that the Deferred Compensation Plan constitute, and be construed and administered as, an unfunded plan of deferred compensation within the meaning of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, under which eligible participants may elect to defer the receipt of current compensation. Eligible participants include select management and highly compensated employees of the Company, including the Company’s named executive officers. Pursuant to the Deferred Compensation Plan, subject to any minimum and maximum deferral requirements that the administrator of the Deferred Compensation Plan may establish, participants may elect to defer their base salary and any annual incentive awards. In addition to elective deferrals, the Deferred Compensation Plan permits the Company to make matching and certain other discretionary contributions to the participants.

Payments will be distributed in connection with either the participant’s separation of service or a selected specified distribution date or dates, depending on the distribution election made by the participant at the time of deferral. Subject to certain conditions, participants may elect to receive payment of their vested account balances in a single cash payment or in the form of annual installments over a period of 2, 3, 4 or 5 years. Upon a change in control of the Company, any undistributed amounts will be paid to participants in a lump sum. Compensation deferred under the Deferred Compensation Plan represents an unsecured obligation of the Company.

The foregoing summary of the Deferred Compensation Plan does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Deferred Compensation Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Change in Position - Max Reinhardt

On June 9, 2020, Max Reinhardt was named President, ROW, instead of his former title as President. As President, ROW, Mr. Reinhardt will maintain leadership for (i) Rest of World, (ii) payers and key customer partnerships and (iii) Alliance Management, which supports our EXPAREL orthopedic business and strategic partnerships. Mr. Reinhardt continues to be an executive officer and his compensation and benefits will remain the same.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 8, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) as a virtual meeting online via live audio webcast. The Company’s stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal No. 1 — Election of four Class III directors to hold office until the 2023 Annual Meeting of Stockholders, and until their respective successors have been duly elected and qualified.

Nominee:	For	Withheld	Broker Non-Votes
Christopher Christie	34,900,946	1,946,792	2,650,565
Yvonne Greenstreet	36,202,430	645,308	2,650,565
Gary Pace	35,790,341	1,057,397	2,650,565
David Stack	34,358,431	2,489,307	2,650,565

Proposal No. 2 — Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.

For	Against	Abstain
39,226,206	89,739	182,358

Proposal No. 3 — Advisory vote to approve the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
32,680,740	3,995,974	171,024	2,650,565

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Pacira BioSciences, Inc. Deferred Compensation Plan
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacira BIOSCIENCES, Inc.

Date: June 11, 2020	By:	/s/ Kristen Williams
Kristen Williams Chief Administrative Officer and Secretary